SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                    October 31, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into Material Definitive Agreement

The information described in Items 2.01 and 2.03 is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

Acquisition of SEHC

On October 31, 2011, Perma-Fix Environmental Services, Inc. (the “Company”) completed the acquisition of Safety & Ecology Holdings Corporation (“SEHC”) and its subsidiaries, Safety & Ecology Corporation, SEC Federal Services Corporation, Safety & Ecology Corporation Limited and SEC Radcon Alliance, LLC (collectively, “SEC”), pursuant to that certain Stock Purchase Agreement, dated July 15, 2011 (“Purchase Agreement”), between the Company, Homeland Capital Security Corporation (“Homeland”) and SEHC. In consideration of the acquisition, the Company paid Homeland the following:

(i)
cash consideration of $13,884,256, after certain working capital closing adjustments and deduction for the amount due to the Company in connection with the purchase of the Company’s common stock as discussed below:

(ii)
the sum of $2 million deposited in an escrow account to satisfy any claims that the Company may have against Homeland for indemnification pursuant to the Purchase Agreement and a certain Escrow Agreement, dated October 31, 2011 (“Escrow Agreement”);

(iii)
$2.5 million unsecured, non-negotiable promissory note (the “Note”), bearing an annual rate of interest of 6%, which Note provides that the Company has the right to prepay such at any time without interest or penalty. The Company agreed to prepay $500,000 of the principal amount of the Note within 10 days of closing of the acquisition. The Note may be subject to offset of amounts Homeland owes the Company for indemnification for breach of, or failure to perform, certain terms and provisions of the Purchase Agreement if the Escrow Agreement has terminated pursuant to its terms or the amount held in escrow has been exhausted pursuant to the terms of the Purchase Agreement. The principal of the Note and accrued interest due thereon is payable in 36 monthly installments of principal and interest. Under the terms of the Note, in the event of a continuing Event of Default under the Note, Homeland has the option to convert the unpaid portion of the Note into the Company’s restricted shares of common stock equal to the quotient determined by dividing the principal amount owing under the Note and all accrued and unpaid interest thereon, plus certain expenses, by the average of the closing prices per share of the Company common stock as reported by the primary national securities exchange or automatic quotation system on which the Company’s common stock is traded during the 30 consecutive trading day period ending on the trading day immediately prior to receipt by the Company of Homeland’s written notice of its election to receive the Company’s common stock as a result of the Event of Default that is continuing; provided that the number of shares of common stock to be issued to Homeland under the Note in the event of a continuing Event of Default plus the number of shares of the Company common stock issued to the Management Investors, as discussed below, shall not exceed 19.9% of the voting power of all of the Company’s voting securities issued and outstanding as of the date of the Purchase Agreement. Upon issuance of the shares of the Company’s common stock to Homeland in the event of a continuing Event of Default, the Company will enter into a registration rights agreement granting Homeland certain piggyback registration rights.

In connection with the acquisition, Homeland and SEHC agreed that it was in material breach of certain of its representations and warranties contained in the Purchase Agreement relating to a contract that a subsidiary of SEHC is a party too (“Sub’s Contract”). Homeland and SEHC have agreed that if, for any reason, the Sub’s Contract has not been renewed by the other party to the contract on or before December 31, 2011, for an additional term of not less than three years and, based upon our determination, would not generate revenues of not less than $6,000,000 each year during the renewal term, or if the Sub’s Contract has not been renewed by the other party to the contract on or before December 31, 2011, on terms set forth above, and the other party to the Sub’s Contract has not awarded the SEHC’s subsidiary in question, for any reason, by December 31, 2011, a new subcontract for the project covered by the Sub’s Contract having a term of not less than three (3) years that would not, based upon our determination, generate revenues to the SEHC’s subsidiary in question of not less than $6,000,000 each year during the term of such new subcontract, then the Escrow Agent under the Escrow Agreement shall distribute to the Company the sum of $1,500,000 of the amount held in escrow (“$1,500,000 Distribution”) on January 3, 2012, or such later date as instructed in writing by the Company.

Certain Transactions with Christopher Leichtweis

As described under Item 5.02 of this report, upon the closing of the acquisition, Mr. Christopher Leichtweis, a former officer and director of Homeland, was appointed Senior Vice President of the Company and President of SEC. Under the General Agreement of Indemnity, dated March 3, 2008, SEC, Mr. Leichtweis and his spouse, Myra Leichtweis, have jointly and severally agreed to indemnify Brian Garrahan, an individual surety and assignee of Alexander R. Xavier, an individual surety, with respect to contingent liabilities that may be incurred by the individual surety under certain bonded projects. In addition, under the Indemnification Agreement, dated February 21, 2011 (the “Indemnification Agreement”), between SEHC, SEC, and Mr. Leichtweis and Myra Leichtweis, SEC has agreed to indemnify the Leichtweis against judgments, penalties, fines, and expenses associated with certain SEC performance bonds which have an aggregate bonded amount of approximately $14,000,000. The Indemnification Agreement also provides for compensating the Leichtweis’ at a rate of 0.75% of the value of bonds (60% having been paid previously and the balance at substantial completion of the contract).

Under the Lease Agreement, dated June 1, 2008 (the “Lease”), between Leichtweis Enterprises, LLC, as lessor, and SEHC, as lessee, SEHC is obligated to make lease payments of approximately $29,000 per month through June 2018. The Lease covers SEHC’s principal offices in Knoxville, Tennessee.

Finally, Mr. Leichtweis purchased 747,112 shares of restricted common stock of the Company in a private placement for the aggregate purchase price of approximately $918,948 or $1.23 per share. See the description of the private placement under Item 3.02 of this report, which is incorporated herein by reference.

Issuance of Common Stock

Pursuant to the terms of the Purchase Agreement, upon closing of the Purchase Agreement, certain security holders of Homeland (“Management Investors”) purchased 813,007 restricted shares of the Company’s common stock for a total consideration of approximately $1 million, or $1.23 a share, which is the average of the closing prices of the Company’s common stock as quoted on the Nasdaq during the 30 trading days ending on the trading day immediately prior to the closing of the acquisition.

Perma-Fix’s press release, dated November 1, 2011, announcing the completion of the acquisition is attached as Exhibit 99.6 hereto and is incorporated into this Item 2.01 by this reference.

Item 2.03. Creation of Direct Financial Obligation

In connection with the acquisition of SEHC and its subsidiaries described in Item 2.01 of this report, the Company entered into an Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated October 31, 2011 (“Amended Loan Agreement”), with its lender, PNC Bank, National Association (“PNC”), amending and restating its previous Loan Agreement with PNC. The Amended Loan Agreement provides the Company with the following credit facilities:

•	up to $25 million revolving credit facility, subject to the amount of borrowings based on a percentage of eligible receivables and subject to certain reserves;

•	a term loan of $16 million, which requires monthly installments of approximately $190,000; and

•	equipment line of credit up to $2.5 million, subject to certain limitations.

The Company has the option of paying an annual rate of interest due on the revolving credit facility at prime plus 2% or London Inter Bank Offer Rate (“LIBOR”) plus 3% and the term and equipment credit facilities at prime plus 2.5% or LIBOR plus 3.5%.

As a condition of the Amended Loan Agreement, the Company paid the remaining balance due under the term loan under its previous Loan Agreement totaling $3,833,346, and paid PNC a fee of $217,500, plus PNC’s out of pocket legal fees using its credit facilities under the Amended Loan Agreement.

The Company financed the acquisition of SEHC utilizing its credit facilities under the Amended Loan Agreement. As of the close of business on October 31, 2011, after utilizing its credit facilities under the Amended Loan Agreement in connection with the acquisition of SEHC and payments discussed in the preceding paragraph, the Company’s excess availability under its revolving credit facility as provided in the Amended Loan Agreement was approximately $18,708,000, based on the amount of the Company’s eligible receivables.

The Amended Loan Agreement terminates as of October 31, 2016, unless sooner terminated. Pursuant to the Amended Loan Agreement, the Company may terminate the Amended Loan Agreement upon 90 days’ prior written notice upon payment in full of its obligations under the Amended Loan Agreement. The Company has agreed to pay PNC 1.0% of the total financing in the event it pays off its obligations on or before October 31, 2012, and 1/2% of the total financing if it pays off its obligations after October 31, 2012 but prior to or on October 31, 2013. No early termination fee shall apply if the Company pays off its obligations after October 31, 2013.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 2.01 of this report under the heading “Issuance of Common Stock” is incorporated herein by reference.

The issuance of 813,007 shares of common stock as described above will increase the number of outstanding shares of the Company’s common stock from 55,217,031 to 56,030,038, based on the number of shares outstanding as of October 31, 2011. Each of the purchasers of the common stock represented to the Company that the purchaser is “accredited” for purposes of Rule 501 of Regulation D or is represented by a “purchaser representative” for purposes of Rule 506 of Regulation D. The issuance of the common stock was made in a private placement exempt from registration under Section 3(a)(9) and/or 4(2) of the Act and/or Rule 506 of Regulation D promulgated under the Act.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement and Performance Compensation

On October 31, 2011, the Company entered into an employment agreement with Christopher Leichtweis (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Leichtweis will serve as the Company’s Senior Vice President and as President of SEC, with an annual base salary of $324,480.

Mr. Leichtweis is entitled to participate in the Company’s benefits plans and to any performance compensation payable under his Management Incentive Plan (“MIP”) as approved by the Company’s Stock Option and Compensation Committee (the “Compensation Committee”), effective November 1, 2011. Mr. Leichtweis’ MIP is briefly described below, and the description is qualified by reference to the MIP attached as Exhibit 99.3 to this report.

Performance compensation under the MIP is based upon SEC realizing gross profit for a particular fiscal year of at least $18,500,000 (which is set each of four years) and the Company realizing pre-tax net income for such fiscal year of at least $6,296,000 (which Company pre-tax net income target is subject to change each year as determined by the Compensation Committee). If 100% of the SEC gross profit objective is achieved for a full fiscal year, Mr. Leichtweis will be entitled to receive performance compensation of $360,000, and if 85-100% of the Company pre-tax net income objective is achieved for such full fiscal year, Mr. will be entitled to received additional performance compensation of $240,000 (and up to $360,000 based on performance greater than 100% of target). These performance targets do not necessarily correspond to expected actual financial results, but are determined by the Company’s Compensation Committee as the financial performance level which merits incentive compensation for financial performance.

With respect to the two months beginning November 1, 2011 and ending December 31, 2011 (the “Short Year”), the respective SEC gross profit target, the Company’s pre-tax net income target, and the performance compensation payable, if any, will be pro-rated for the two months of the Short Year. As a result, for the Short Year, the SEC gross profit target is $3,083,333, and the Company’s pre-tax net income target is $1,044,833. If these respective performance targets are satisfied for the Short Year, Mr. Leichtweis will be entitled to receive performance compensation under the MIP for the Short Year of $60,000 with respect to the SEC gross profit objective and $40,000 (and up to $60,000 based on performance greater than 100% of target) with respect to the Company’s pre-tax net income objective.

Performance compensation under the MIP is paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2011. If Mr. Leichtweis’ employment with the Company is voluntarily or involuntarily terminated prior to a scheduled MIP payment date, no MIP payment will be payable. The Company’s Compensation Committee retains the right to modify, change or terminate the MIP and may adjust the various target amounts described above at any time and for any reason. However, if, during the term of the Employment Agreement and during the term of Mr. Leichtweis’ employment with the Company, the MIP is terminated for any reason or not renewed in substantially similar form, with certain adjustments, or if Mr. Leichtweis’ employment with the Company is terminated by the Company without cause, or if Mr. Leichtweis terminates his employment for good reason, and as a result of any such termination, the Employment Agreement and MIP are terminated, then Mr. Leichtweis will be entitled for each year during the remaining term of the Employment Agreement to a special bonus based on the terms of the MIP in effect as of the date of such termination, with certain exceptions; provided, the amount of special bonus payable to Mr. Leichtweis for any calendar year after such termination may not exceed $600,000. No special bonus for any particular year shall be payable to Mr. Leichtweis if the gross profit performance target for SEC set forth in the MIP is not met for that particular year.

The Employment Agreement is effective for four years, unless earlier terminated by the Company with or without “cause” (as defined in the Employment Agreement) or by Mr. Leichtweis for “good reason” (as defined in the Employment Agreement) or any other reason. If Mr. Leichtweis’ employment is terminated due to death, disability or for cause, the Company will pay to Mr. Leichtweis or to his estate a lump sum equal to the sum of any unpaid base salary through the date of termination and any benefits due to Mr. Leichtweis under any employee benefit plan, excluding any severance program or policy (the “Accrued Amounts”).

If Mr. Leichtweis terminates his employment for “good reason” (as defined in the agreements) or is terminated without cause, the Company will pay Mr. Leichtweis a sum equal to the total Accrued Amounts, plus one year of full base salary. If Mr. Leichtweis terminates his employment for a reason other than for good reason, the Company will pay to Mr. Leichtweis the amount equal to the Accrued Amounts. If there is a Change in Control (as defined in the Employment Agreement ), all outstanding stock options to purchase common stock held by Mr. Leichtweis will immediately become exercisable in full. The amounts payable with respect to a termination (other than base salary and amounts otherwise payable under any Company employee benefit plan) are payable only if the termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)).

The summary of the terms of the Employment Agreement is qualified in its entirety by reference to the terms of the Employment Agreement, which is attached hereto as Exhibit 99.1.

Stock Option

In connection with Mr. Leichtweis’ employment, on October 31, 2011, the Company granted to Mr. Leichtweis a nonqualified stock option (the “Option”) to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $1.35 per share. The exercise price is the closing price of the Company’s common stock as reported on the Nasdaq on the grant date. The Option has a term of 10 years from grant date, with 25% yearly vesting over a four year period.

The Option was granted in accordance with, and is subject to, the Company’s Non-Qualified Stock Option Agreement, dated October 31, 2011, which is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statement of Businesses Acquired.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(c) Exhibits.

2.1
Stock Purchase Agreement, dated July 15, 2011, by and among Perma-Fix Environmental Services, Inc., Homeland Security Capital Corporation and Safety and Ecology Holdings Corporation, is incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K, filed on July 20, 2011. The Company will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request. *

2.2	Promissory Note, dated October 31, 2011, issued by PESI in favor of Homeland.

2.3	Escrow Agreement, dated October 31, 2011, between the Company, Homeland Security Capital Corporation, and Suntrust Bank.

2.4	Letter Agreement (Net Working Capital Adustments), dated October 31, 2011, between the Company, Safety & Ecology Holdings Corporation and Homeland Security Capital Corporation.

2.5	Letter Agreement (Escrow), dated October 31, 2011, between the Company, Safety & Ecology Holdings Corporation and Homeland Security Capital Corporation.

2.6	Letter Agreement (Note Prepayment), dated October 31, 2011, between the Company, Safety & Ecology Holdings Corporation and Homeland Security Capital Corporation.

99.1	Employment Agreement, dated October 31, 2011, between the Company and Christopher Leichtweis.

99.2	Nonqualified Stock Option Agreement, dated October 31, 2011, between the Company and Christopher Leichtweis.

99.3	Management Incentive Plan for Christopher Leichtweis, effective November 1, 2011.

99.4	Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated October 31, 2011, between the Company and PNC Bank, National Association, as lender and as agent.

99.5	Indemnification Agreement, dated February 21, 2011, between Safety and Ecology Holdings Corporation, Safety and Ecology Corporation, Inc. and Christopher P. Leichtweis and Myra Leichtweis.

99.6	Press release, dated November 1, 2011.

*            Incorporated by reference to the same-named exhibit to the Company's Form 8-K (date of event July 15, 2011), originally filed with the Securities and Exchange Commission on July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2011.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Lou Centofanti
Dr. Louis F. Centofanti, President and
Chief Executive Officer